Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 2025, relating to the consolidated financial statements of Gaia, Inc. and Subsidiaries (collectively, the “Company”), appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Frank, Rimerman + Co. LLP

San Francisco, California
January 26, 2026